SECURITIES PURCHASE AGREEMENT




                          DATED AS OF FEBRUARY 18, 2004




                                  BY AND AMONG




                               SWISS MEDICA, INC.



                                       AND



                       THE PURCHASERS LISTED ON EXHIBIT A



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                                TABLE OF CONTENTS

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SECURITIES PURCHASE AGREEMENT..................................................1

ARTICLE I Purchase and Sale of Common Stock and Warrants.......................1
      Section 1.1   Purchase and Sale of Common Stock and
                    Warrants...................................................1
      Section 1.2   Purchase Price and Closing.................................1

ARTICLE II Representations and Warranties......................................2
      Section 2.1   Representations and Warranties of the Company..............2
      Section 2.2   Representations and Warranties of the Purchasers..........12

ARTICLE III Covenants.........................................................15
      Section 3.1   Securities Compliance.....................................15
      Section 3.2   Registration and Listing..................................15
      Section 3.3   Inspection Rights.........................................15
      Section 3.4   Compliance with Laws......................................16
      Section 3.5   Keeping of Records and Books of Account...................16
      Section 3.6   Reporting Requirements.  .................................16
      Section 3.7   Other Agreements..........................................16
      Section 3.8   Subsequent Financings; Right of First Refusal.............16
      Section 3.9   Use of Proceeds...........................................17
      Section 3.10  Reporting Status; Eligibility to Use Form SB-2............17
      Section 3.11  Disclosure of Transaction.................................18
      Section 3.12  Disclosure of Material Information........................18
      Section 3.13  Pledge of Securities.  ...................................18

ARTICLE IV Conditions.........................................................18
      Section 4.1   Conditions Precedent to the Obligation of the Company
                    to Close and to Sell the Securities.......................18
      Section 4.2   Conditions Precedent to the Obligation of the Purchasers
                    to Close and to Purchase the Securities...................19

ARTICLE V Certificate Legend..................................................20
      Section 5.1   Legend....................................................20

ARTICLE VI Indemnification....................................................21
      Section 6.1   General Indemnity.........................................21
      Section 6.2   Indemnification Procedure.................................22

ARTICLE VII Miscellaneous.....................................................23
      Section 7.1   Fees and Expenses.........................................23
      Section 7.2   Specific Performance; Consent to Jurisdiction; Venue......23
      Section 7.3   Entire Agreement; Amendment...............................23
      Section 7.4   Notices...................................................24
      Section 7.5   Waivers...................................................25
      Section 7.6   Headings..................................................25
      Section 7.7   Successors and Assigns....................................25

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                                TABLE OF CONTENTS
                                   (continued)
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      Section 7.8   No Third Party Beneficiaries..............................25
      Section 7.9   Governing Law.............................................25
      Section 7.10  Survival..................................................25
      Section 7.11  Counterparts..............................................25
      Section 7.12  Publicity.................................................25
      Section 7.13  Severability..............................................25
      Section 7.14  Further Assurances........................................26

ACCREDITED INVESTOR CERTIFICATION.............................................iv

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                         SECURITIES PURCHASE AGREEMENT


      This SECURITIES PURCHASE AGREEMENT this ("Agreement"), dated as of February 18, 2004 by and between Swiss Medica, Inc., a Delaware corporation (the "Company"), and the purchasers listed on Exhibit A and executing a signature page hereto (each a "Purchaser" and collectively, the "Purchasers"), for the purchase and sale of shares of the Company's class A common stock, par value $.001 per share (the "Common Stock") and a warrant, in substantially the form of Exhibit B hereto (the "Warrant"), to purchase shares of Common Stock, by the Purchasers.

      The parties hereto agree as follows:

                                   ARTICLE I

                 PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

            Section 1.1.Purchase and Sale of Common Stock and Warrants.

            (a) Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate of 3,000,000 shares of Common Stock (the "Shares") at a price per share of $0.10 cents (the "Per Share Purchase Price") for an aggregate purchase price of $300,000 (the "Purchase Price"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

            (b) Upon the following terms and conditions, the Purchasers shall be issued Warrants, to purchase an aggregate of 3,000,000 shares of Common Stock as set forth opposite such Purchaser's name on Exhibit A hereto. The Warrants shall have an initial exercise price equal to $0.25 cents per share and shall be exercisable commencing the Closing Date through and including the two (2) year anniversary of the Closing Date. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

            Section 1.2.Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants, in each case, set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares and Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 (the

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"Closing")  at 10:00 a.m.,  New York time (i) on or before  February  18,  2004, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date"). At the Closing, the Company shall deliver or cause to be delivered to each Purchaser (i) a certificate registered in the name of the Purchaser representing the number of Shares as is set forth opposite the name of such Purchaser on Exhibit A and (ii) a certificate representing a Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an account designated by the Company.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            Section 2.1.Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows, as of the date hereof and the Closing Date, except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein:

            (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary (as defined in Section 2.1(g)) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and any condition, circumstance or situation that would prohibit the Company from entering into and performing any of its obligations hereunder and under the other Transaction Documents (as defined below).

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants and that certain Registration Rights Agreement by and among the Company and the Purchasers, dated as of the date hereof, substantially in the form of Exhibit C attached hereto (the "Registration Rights Agreement" and, together with this Agreement and the Warrants, the "Transaction Documents") and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by

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the Company,  each of the  Transaction  Documents  shall  constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable
bankruptcy,    reorganization,    moratorium,   liquidation,    conservatorship,
receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

            (c)  Capitalization.  The authorized capital stock of the Company as of the date of this Agreement consists of 100,000,000 shares of Class A Common Stock, of which 28,892,982 were issued and outstanding as of February 17, 2004, and 2,000,000 shares of Class B Common Stock, par value $.001 per share, were issued and outstanding as of February 17, 2004. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities, or any combination thereof. Except as set forth on
Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

            (d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrants, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

            (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company's Certificate of Incorporation (the "Certificate") or Bylaws (the "Bylaws"), each as amended to date, or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and

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regulations)  applicable to the Company or any of its  Subsidiaries  or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or
(iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being
conducted  in  violation  of  any  laws,   ordinances  or   regulations  of  any
governmental entity, except for possible violations, which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations, the OTC Bulletin Board prior to or subsequent to the Closing, or any registration provisions provided in the Registration Rights Agreement).

            (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filing, the Forms 10-Q for the fiscal quarters March 31, 2003, June 30, 2003 and September 30, 2003 (the "Forms 10-Q") and the Form 10-K for the fiscal year ended December 31, 2002 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Forms 10-Q and Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement,

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"Subsidiary"  shall  mean any  corporation  or other  entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

            (h) No Material Adverse Change. Since September 30, 2003, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

            (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, since September 30, 2003, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses and which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

            (j) No Undisclosed Events or Circumstances. Since September 30, 2003, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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            (l) Title to Assets.  Each of the Company and the  Subsidiaries  has
good and marketable title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on
Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. All said leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

            (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

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            (p) Certain Fees.  Except as set forth on Schedule 2.1(p) hereto and for certain fees payable to a certain individual in connection with the Closing under this Agreement, the Company has not employed any broker or finder or
incurred  any  liability   for  any   brokerage  or  investment   banking  fees,
commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

            (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (r) Operation of Business. Except as set forth on Schedule 2.1(r) hereto, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

            (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or would be reasonably likely to violate any Environmental Law after the Closing or that would be reasonably likely to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

"Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

            (t) Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

            (u) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), or as disclosed in the Commission Documents, or as set forth on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

            (v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company's most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

            (w) Securities Act of 1933. Based in part upon the representations of the Purchasers in this Agreement, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

            (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

            (y)  Employees.  Neither  the  Company  nor any  Subsidiary  has any
collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(y) hereto. Except as set forth on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. Since December 31, 2003, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

            (z) Absence of Certain  Recent  Developments.  Except as provided on
Schedule 2.1(z) hereto, since September 30, 2003, neither the Company nor any Subsidiary has:

                  (i) borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

                  (ii) discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

                  (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $25,000 individually or $50,000 in the aggregate;

                  (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $50,000, except in the ordinary course of business;

                  (v) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $50,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

                  (vi) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                  (vii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                  (viii) made capital expenditures or commitments therefor that aggregate in excess of $100,000 except for such capital expenditures or commitments made in the ordinary course of business;

                  (ix) entered into any material transaction, whether or not in the ordinary course of business;

                  (x) made charitable contributions or pledges in excess of $25,000;

                  (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                  (xii)   experienced  any  material   problems  with  labor  or
management in connection with the terms and conditions of their  employment;  or

                  (xiii) entered into an agreement, written or otherwise, to take any of the foregoing actions.

            (aa) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            (bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

            (cc) Delisting Notification. The Company has not received notice (written or oral) from the OTC Bulletin Board to the effect that the Company is not in compliance with the listing or maintenance requirements of such quotation system and, to the Company's knowledge, the Company is in compliance with all OTC Bulletin Board listing or maintenance requirements.

            (dd) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company further acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. For reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers. Such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not as a result of a requirement or request to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

            (ee) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission's review.

            (ff) Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective, and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

            Section 2.2.Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

            (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b)  Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all
necessary   corporate  or  partnership   action,   and  no  further  consent  or
authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

            (c) No Conflict. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser's charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser's respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser's ability to perform its obligations under the Transaction Documents.

            (d) Acquisition for Investment. Each Purchaser is purchasing the Shares and Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell any of the Shares or Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares or Warrants to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

            (e) Rule 144. Each Purchaser understands that the Securities must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Each Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

            (f) General. Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

            (g) No General Solicitation. Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

            (h) Accredited Investor. Each Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. Each Purchaser has completed or caused to be completed the Investor Questionnaire Certification attached hereto as Exhibit D certifying as to its status as an "accredited investor" and understands that the Company is relying upon the truth and accuracy of the Purchaser set forth therein to determine the suitability of such Purchaser to acquire the Securities.

            (i) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

            (j) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

            (k) Patriot Act. If the  Purchaser is an  individual,  the Purchaser certifies that he or she is not nor to his or her knowledge has been designated, a "suspected terrorist" as defined in Executive Order 13224. If the Purchaser is a corporation, trust, partnership, limited liability company or other organization, the Purchaser certifies that, to the best of Purchaser's knowledge, the Purchaser has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Purchaser hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that to its knowledge: (i) none of the cash or property that the Purchaser will pay or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser to the Company, to the extent that they are within the Purchaser's control shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Purchaser shall promptly notify the Company if any of these representations ceases to be true and accurate regarding the Purchaser. The Purchaser agrees to provide the Company any additional information regarding the Purchaser that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Purchaser understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Company may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in the Company. In the event that the Company is requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar legal, judiciary or regulatory process or as otherwise required by applicable law or regulation) to disclose any confidential information about a Purchaser, the Company shall (A) provide the Purchaser with prompt prior written notice of such request or requirement and (B) cooperate with the Purchaser so that the Purchaser may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Company and their respective representatives shall disclose only that portion of the confidential information that such person is advised by legal counsel in writing is legally required to be disclosed, and provided that the Company uses reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any confidential information so disclosed.

                                  ARTICLE III

                                   COVENANTS

      The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

            Section 3.1.Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

            Section 3.2 Registration and Listing. The Company shall use its reasonable best efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its reasonable best efforts to continue the listing or trading of its Common Stock on the OTC Bulletin Board or any successor market or quotation system. If required, the Company will promptly file a "Listing Application" for, or in connection with, the issuance and delivery of the Shares and the Warrant Shares.

            Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own any Shares or Warrant Shares, for purposes reasonably related to such Purchaser's interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

            Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

            Section 3.5 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries on a consolidated basis, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

            Section 3.6 Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Shares or Warrant Shares:

            (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days (or such shorter period as may be required for quarterly reports under the Exchange Act) after the end of each of the first three fiscal quarters of the Company;

            (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days (or such shorter period as may be required for annual reports under the Exchange Act) after the end of each fiscal year of the Company; and

            (c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

            Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

            Section 3.8 Subsequent Financings; Right of First Refusal. (a) For a period of one (1) year following the Closing Date, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a "Rights Notice") the Purchasers of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a "Subsequent Financing"), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities (collectively, the "Financing Securities"). The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall not be within ten (10) calendar days from the date the Rights Notice is given nor later than thirty (30) calendar days from the date the Rights Notice is given, including, without limitation, all of the material terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Purchaser an option (the "Rights Option") during the five (5) trading days following delivery of the Rights Notice (the "Option Period") to purchase up to one hundred percent (100%) of its Purchase Price for the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing (the "First Refusal Rights"). If any Purchaser elects not to participate in such Subsequent Financing, the other Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed one hundred percent (100%) of the total Purchase Price hereunder. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from any of the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party (and, if applicable, with such Purchasers as shall have exercised their Rights Option); provided that all of the material terms and conditions of the closing are the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur within sixty (60) days from the date the Rights Notice is given, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section, including, without limitation, the delivery of a new Rights Notice.

            (b) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (i) shares of Common Stock to be issued in connection with a strategic merger or acquisition; (ii) shares of Common Stock or the issuance of options to purchase shares of Common Stock to employees, officers, directors, consultants and vendors in accordance with the Company's equity incentive policies; (iii) the issuance of securities pursuant to a bona fide firm underwritten public offering of the Company's securities; or (iv) the conversion or exercise of convertible or exercisable securities issued or outstanding prior to the date hereof.

            Section 3.9 Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company for working capital and general corporate purposes.

            Section 3.10 Reporting Status; Eligibility to Use Form SB-2. So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form SB-2 applicable to "resale" registrations on Form SB-2 during the

Effectiveness Period (as defined in the Registration Rights Agreement).

            Section 3.11 Disclosure of Transaction. The Company shall file all documents and publicly disclose the transactions contemplated by this Agreement to the extent required by the Commission, the federal securities laws, and the rules and regulations of the Exchange Act. In addition to the foregoing, if required by the rules and regulations of the Exchange Act, the Company shall file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement and the form of Warrant), which Form 8-K shall be subject to prior review and comment by the Purchasers.

            Section 3.12 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

            Section 3.13 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of
Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser, subject to applicable federal securities laws.

                                   ARTICLE IV

                                   CONDITIONS

            Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (d) Delivery of Purchase Price. The Purchase Price for the Shares shall have been delivered to the Company on the Closing Date.

            (e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

            Section 4.2 Conditions Precedent to the Obligation of the Purchasers
to Close and to Purchase the Securities. The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion.

            (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

            (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            (f) Shares and Warrants. At or prior to the Closing, the Company shall have delivered to the Purchasers certificates representing the Shares (in such denominations as each Purchaser may request) and certificates representing the Warrants, in each case, being acquired by the Purchasers at the Closing.

            (g) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Bylaws, each as in effect at the Closing, and
(iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

            (h) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the form of Exhibit C attached hereto.

            (i) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

                                   ARTICLE V

                               CERTIFICATE LEGEND

            Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR SWISS MEDICA, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

      The Company agrees to reissue certificates representing any of the Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of the Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will respond to any such notice from a holder within five (5) Business Days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Shares or Warrant Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Shares or Warrant Shares to a Purchaser by crediting the account of such
Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

                                   ARTICLE VI

                                INDEMNIFICATION

            Section 6.1.General Indemnity.

            (a) The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) ("Losses") incurred by each Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchasers severally but not jointly agree to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all Losses incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchasers herein.

            (b) The Company or the Purchasers, as applicable, shall be entitled to indemnification under this Article VI for all Losses from the first dollar of any Loss. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

            Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VII

                                 MISCELLANEOUS

            Section 7.1.Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided, however, that the Company shall pay (i) such fees and expenses set forth on
Schedule 2.1(p) hereto, (ii) one-half (1/2) of all reasonable attorneys' fees and expenses up to a maximum amount of $7,500 (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder and (iii) the costs of any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents.

            Section 7.2.Specific Performance; Consent to Jurisdiction; Venue.

            (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

            (b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

            Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of all Shares then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

            Section 7.4.Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:            Swiss Medica, Inc.
                              53 Yonge Street, Third Floor
                              Toronto, Ontario, Canada M5E IJ3
                              Attention: Raghu Kilambi
                              Tel. No.: (416) 362 - 5775
                              Fax No.: (416) 868 - 6776

with copies (which copies
shall not constitute notice
to the Company) to:           Richardson & Patel, LLP
                              10900 Wilshire Boulevard, Suite 500
                              Los Angeles, California 90024
                              Attention: Kevin Friedmann, Esq.
                              Tel No.: (310) 208- 1182
                              Fax No.: (310) 208-1154

If to any  Purchaser:         At the address of such Purchaser set
                              forth on Exhibit A to this Agreement.

with copies to:               Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Ave.
                              New York, New York  10174
                              Attention: Martin Eric Weisberg, Esq.
                              Tel No.: (212) 704-6000
                              Fax No.: (212) 704-6288

      Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

            Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

            Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof, the Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

            Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

            Section 7.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the third (3rd) anniversary of the Closing Date, except the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

            Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

            Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

            Section 7.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

            Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrants and the Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                              SWISS MEDICA, INC.


                              By:
                                  -------------------------------------
                                  Name:  Raghu Kilambi
                                  Title: Chief Executive Officer


                              PLATINUM PARTNERS GLOBAL MACRO
                              FUND L.P.:


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:


                              FENNMORE HOLDINGS:


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                                   EXHIBIT A
                               LIST OF PURCHASERS

NAMES AND ADDRESSES                                   NUMBER OF SHARES
OF PURCHASERS                                         & WARRANTS PURCHASED
-------------                                         --------------------

Platinum Partners Global Macro Fund L.P.              2,500,000 Shares
152 West 57th Street, 54th Floor                      2,500,000 Warrants
New York, New York 10019
Attention:  Mr. Frank Giorgio

Fennmore Holdings
152 West 57th Street, 54th Floor                      500,000 Shares
New York, New York 10019                              500,000 Warrants
Attention:  Mr. Frank Giorgio

                                   EXHIBIT B
                                FORM OF WARRANT

                                   EXHIBIT C
                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT D
                      INVESTOR QUESTIONNAIRE CERTIFICATION

                               SWISS MEDICA, INC.
                       ACCREDITED INVESTOR CERTIFICATION

      PURCHASE  OF  THE   UNREGISTERED   COMMON  STOCK  AND  WARRANTS   INVOLVES
SIGNIFICANT RISKS AND IS A SUITABLE INVESTMENT ONLY FOR CERTAIN TYPES OF POTENTIAL INVESTORS.

      The purchase of Unregistered Common Stock and Warrants is suitable only for investors who have no need for liquidity in their investments and who have adequate means of providing for their current needs and contingencies even if the investment in the Unregistered Common Stock and Warrants results in a total loss. Unregistered Common Stock and Warrants will be sold only to prospective investors which are "accredited investors" promulgated under the Securities Act. "Accredited Investors" are those investors which make certain written representations that evidence the investor comes within one of the following categories:

(INITIAL the appropriate category)


____ Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which plan fiduciary is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

____ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

____ Any natural person whose individual net worth or joint net worth with that person's spouse, at the time of investment in the Unregistered Common Stock and Warrants, exceeds $1,000,000;

____ Any natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

____ Any partnership or trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Unregistered Common Stock and Warrants, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the units; or

____  Any entity in which all of the equity owners are accredited investors.

      As used in this Common Stock Purchase Agreement the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and without any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

      The Company may make or cause to be made such further inquiry and obtain such additional information as it deems appropriate with regard to the suitability of prospective investors. The Company may reject subscriptions in whole or in part if, in its discretion, it deems such action to be in the best interests of the Company.

      If any information furnished or representations made by a prospective investor or others acting on its behalf mislead the Company or the Company as to the suitability or other circumstances of such investor, of if, because of any error or misunderstanding as to such circumstances, a copy of the Subscription Agreement is delivered to any such prospective investor, the delivery of the Common Stock Purchase Agreement to such prospective investor shall not be deemed to be an offer and the Common Stock Purchase Agreement must be returned to the Company immediately.


                                          PURCHASER:


                                          By: __________________________
                                          Name: ____________________
                                          Title: ____________________